Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media	Investor
	Brian Alford	Matt Beasley
	(405) 553-6984	(405) 558-4600

Enable Midstream Announces Quarterly Distribution

OKLAHOMA CITY (Apr. 26, 2016) -- Enable Midstream Partners, LP (NYSE:ENBL) announced today that the board of directors of its general partner declared a quarterly cash distribution of $0.3180 per unit on all outstanding common and subordinated units for the quarter ended Mar. 31, 2016. The distribution is unchanged from the previous quarter and represents an increase of approximately two percent from the partnership’s first quarter 2015 distribution.

Enable also announced today that the board declared a prorated quarterly cash distribution of $0.2917 per unit on the partnership’s 10.00% Series A Fixed-to-Floating Non-Cumulative Redeemable Perpetual Preferred Units (Series A Preferred Units) for the quarter ended Mar. 31, 2016. The quarterly distribution for the Series A Preferred Units is for a partial period beginning on Feb. 18, 2016, and ending on Mar. 31, 2016, which equates to $0.625 per unit on a full-quarter basis or $2.50 per unit on an annualized basis.

The distributions for the common, subordinated and Series A Preferred units will be paid May 13, 2016, to unitholders of record at the close of business on May 6, 2016.

ABOUT ENABLE MIDSTREAM PARTNERS
Enable owns, operates and develops strategically located natural gas and crude oil infrastructure assets. Enable’s assets include approximately 12,400 miles of gathering pipelines, 13 major processing plants with approximately 2.3 billion cubic feet per day of processing capacity, approximately 7,900 miles of interstate pipelines (including Southeast Supply Header, LLC of which Enable owns 50 percent), approximately 2,200 miles of intrastate pipelines and eight storage facilities comprising 85.0 billion cubic feet of storage capacity. For more information, visit EnableMidstream.com.

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Enable Midstream’s distributions to foreign investors as being attributable to income that is effectively connected

Exhibit 99.1

with a United States trade or business. Accordingly, the partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate. Brokers and nominees, and not the Partnership, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

FORWARD-LOOKING STATEMENTS
This press release may contain “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, regarding Enable Midstream Partners’ (“Enable”) strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.  These statements often include the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast” and similar expressions and are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  These forward-looking statements are based on Enable’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.  Enable assumes no obligation to and does not intend to update any forward-looking statements included herein.  When considering forward-looking statements, which include statements regarding future commodity prices, the closing of the private sale of perpetual preferred units, future capital expenditures and our financial and operational outlook for 2016, among others, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” and elsewhere in our SEC filings.  Enable cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the ownership, operation and development of natural gas and crude oil infrastructure assets.  These risks include, but are not limited to, contract renewal risk, commodity price risk, environmental risks, operating risks, regulatory changes and the other risks described under “Risk Factors” and elsewhere in our SEC filings.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Enable’s actual results and plans could differ materially from those expressed in any forward-looking statements.